Exhibit 99.1

Press Releases

SUNRISE TELECOM APPOINTS INDUSTRY VETERAN BAHAA MOUKADAM AS CEO

Company Unveils New Strategic Direction

SAN JOSE, Calif., Aug. 6 /PRNewswire-FirstCall/ — Sunrise Telecom Incorporated (Pink Sheets: SRTI), a leader in test and measurement solutions for telecom, cable and wireless networks, today announced the appointment of Bahaa Moukadam as the company’s new chief executive officer. Paul Marshall, the company’s co-founder and former CEO, has been appointed to the position of chief technology officer. Lyron Bentovim, director and former head of the company’s strategy committee, has been appointed to the position of chief operating officer.

“With his strong track record of accomplishments, including successful turnaround situations in the test and measurements industry, Bahaa will bring a powerful customer-centric vision to propel Sunrise Telecom forward,” said Henry Huff, chairman of the board.

“I am honored by the Board’s decision to appoint me CEO,” said Mr. Moukadam, “and I intend to lead the company in a new strategic direction that focuses on product innovation and significant improvements in every customer touch point.”

Under the direction of Mr. Moukadam, the management team will intensify efforts to better serve customers, return to profitability and implement a sustained revenue growth business model. These efforts will leverage the launch of several new products, including the XTT 5000, the UDSL-3Play Module, realGATE and realWORX Web 2.03, with more new products on the way.

“With a strong foundation of a best-in-class product portfolio for telecom and cable operators, we are intensifying our focus on execution effectiveness in all aspects of our business,” said Bahaa Moukadam, chief executive officer. “As COO, Lyron will focus on streamlining and simplifying our processes, tightening our financial controls and ensuring a smooth and effective transition of our manufacturing operations. With his deep industry knowledge and record of innovation, as CTO, Paul Marshall will explore future strategic trends and opportunities while representing the company in the industry and with key customers.”

As a result of the strategic alternative review and in order to achieve annual savings of approximately $2 million in administrative and regulatory compliance costs, Sunrise Telecom will voluntarily de-register its shares with the U.S. Securities and Exchange Commission (SEC). In order to preserve investor liquidity and transparency about the company’s performance, Sunrise Telecom will continue to trade on the Pink Sheets under its current ticker symbol and will post regular quarterly and annual reports on the Pink Sheets website. For more information about Pink Sheets, please see www.pinksheets.com.

The deregistration will be accomplished by filing a Form 15 with the SEC, and immediately upon filing the Form 15, the company’s periodic reporting with the SEC will be suspended. The company expects de-registration to be effective 90 days after the filing. Said Mr. Moukadam, “Our high levels of G&A expenditures are significantly holding back the company’s financial performance. De-registering benefits the company by freeing up management to spend its time and energy on improving the business. Some of the money formerly spent on audit and reporting can now go into improving profitability. In this way we will be better able to generate long-term stockholder value.”

Another outcome of the company’s strategic alternatives review is the decision to move most of its manufacturing operations from San Jose to its Taiwan facility. This move is expected to yield manufacturing cost savings of about $2 million annually, while reducing inventory by $3 million. This transition is expected to be completed by the end of 2009.

The company will report second quarter results on Monday, August 10. The new management team will be available to talk with investors after the release.

About Mr. Moukadam

Mr. Moukadam has more than 20 years of executive leadership rich in performance-based achievements, with a strong blend of business savvy, expertise and deep knowledge of the high-tech industry. Prior to becoming the CEO for Sunrise Telecom, Mr. Moukadam was the company’s vice president of marketing and instituted a strategic planning process to focus the business and product strategy around growth markets and key customers. Prior to Sunrise Telecom, Mr. Moukadam spent more than 18 years at Spirent Communications, Hewlett Packard and Wandel & Goltermann (now part of JDSU) in a variety of executive positions.

About Mr. Marshall

Mr. Marshall has a long history of stimulating the company’s innovation, is a named inventor on two patents and helped lead the company’s foray into modular testing. During the early development of the SunSet xDSL, he negotiated a key industry alliance to outdistance the competition and defined the early set of customer needs which led to the game-changing SunSet xDSL and SunSet MTT product families with over 50,000 units sold today.

About Mr. Bentovim

Mr. Bentovim has more than 20 years of experience in management and most recently was a portfolio manager for SKIRITAL Capital LLC, an investment firm based in San Francisco. Additionally, Mr. Bentovim spent time as a senior engagement manager with strategy consultancies USWeb/CKS, the Mitchell Madison Group and McKinsey & Company. During his consulting career, Mr. Bentovim assisted companies in exploring and developing solutions in the areas of strategic planning and operational improvements. Mr. Bentovim is experienced in implementing strategies designed to streamline processes, reduce inefficiencies and achieve significant overhead reductions.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, material contained in quotations and expectations related to cost reductions from de-registration and relocation of manufacturing to Taiwan. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: a lack of acceptance or slower than anticipated acceptance for Sunrise Telecom’s new or enhanced products and modules; slower than anticipated product development or introduction into the marketplace; unanticipated delays in product delivery schedules; lower than anticipated end-user demand for telecommunications services and a corresponding cutback in spending by customers; increased competitive pressures, including from former employees; rapid technological change within the telecommunications industry; Sunrise Telecom’s dependence on a limited number of major customers; Sunrise Telecom’s dependence on limited source suppliers; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom’s lengthy sales cycle; unanticipated difficulties associated with international operations; Sunrise Telecom’s ability to manage growth and slowdowns; the loss of key employees; ineffective internal controls requiring remediation; the long-term impact of cost controls; the Company’s general lack of liquidity; the unknown effects of management changes; and unanticipated or protracted litigation, which could disrupt Sunrise Telecom’s normal business operations. Some of these risks and uncertainties are described in more detail in Sunrise Telecom’s reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2008 and its Quarterly Report on Form 10-Q for the period ended March 31, 2009. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

About Sunrise Telecom Incorporated

Sunrise Telecom is a leader in test and measurement solutions for telecom, cable and wireless networks. The company’s robust portfolio of feature-rich, easy-to-use products enables service providers to deliver premium voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a global network of sales representatives and distributors. For more information, visit http://www.sunrisetelecom.com.

SUNRISE TELECOM, the “S” logo, and other trademarks are trademarks of Sunrise Telecom Incorporated and may not be used without permission.

SOURCE Sunrise Telecom Incorporated

CONTACT: Bahaa Moukadam, CEO and other matters of Sunrise Telecom, +1-408-363-8000

Web Site: http://www.sunrisetelecom.com